Exhibit 25.2

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                            FORM T-1

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                     STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE
               ELIGIBILITY OF A TRUSTEE PURSUANT TO
                 SECTION 305(b)(2)           |__|


                      ----------------------
                       THE BANK OF NEW YORK
        (Exact name of trustee as specified in its charter)


New York                                     13-5160382
(State of incorporation                      (I.R.S. employer
if not a U.S. national bank)                 identification no.)

One Wall Street, New York, N.Y.              10286
(Address of principal executive offices)     (Zip code)

                      ----------------------




                       GWL&A FINANCIAL INC.
        (Exact name of obligor as specified in its charter)


Delaware                                     applied for
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)               identification no.)



8515 East Orchard Road
Englewood, Colorado                          80111
(Address of principal executive offices)     (Zip code)

                      ----------------------

                  Junior Subordinated Debentures
                (Title of the indenture securities)


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


1. General information. Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.


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                  Name                              Address
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      Superintendent of Banks of the State   2 Rector Street, New York,
      of New York                            N.Y. 10006, and Albany, N.Y.
                                             12203

      Federal Reserve Bank of New York       33 Liberty Plaza, New York,
                                             N.Y.  10045

      Federal Deposit Insurance Corporation  Washington, D.C.  20429

      New York Clearing House Association    New York, New York   10005

      (b) Whether it is authorized to exercise corporate trust powers.

      Yes.

2.    Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

16.   List of Exhibits.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

      1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

      4.   A copy of the existing By-laws of the Trustee.
           (Exhibit 4 to Form T-1 filed with Registration
           Statement No. 33-31019.)

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      6.   The consent of the Trustee required by Section
           321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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                             SIGNATURE



      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of September, 1998.

                                   THE BANK OF NEW YORK


                                   By:  /s/MARY BETH A. LEWICKI
                                        ------------------------------
                                      Name:   MARY BETH A. LEWICKI
                                      Title:  ASSISTANT VICE PRESIDENT

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                                                        Exhibit 7
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               Consolidated Report of Condition of
                       THE BANK OF NEW YORK
             of 48 Wall Street, New York, N.Y. 10286
             And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                        Dollar Amounts
ASSETS                                    in Thousands
 Cash and balances due from
depository institutions:
Noninterest-bearing balances and
     currency and coin ................   $ 6,397,993
Interest-bearing balances .............     1,138,362
      Securities:
Held-to-maturity securities ...........     1,062,074
Available-for-sale securities .........     4,167,240
      Federal funds sold and Securities
     purchased under agreements to
     resell ...........................       391,650
 Loans and lease financing
receivables:
Loans and leases, net of unearned
     income .................36,538,242
LESS:  Allowance for loan and
     lease losses ..............631,725
LESS:  Allocated transfer risk
     reserve .........................0
Loans and leases, net of unearned
     income, allowance, and reserve ...    35,906,517
 Assets held in trading accounts ......     2,145,149
 Premises and fixed assets (including
capitalized leases) ...................       663,928
 Other real estate owned ..............        10,895
 Investments in unconsolidated
subsidiaries and associated
companies .............................       237,991
 Customers' liability to this bank on
acceptances outstanding ...............       992,747
 Intangible assets ....................     1,072,517
 Other assets .........................     1,643,173
                                           ----------
 Total assets .........................   $55,830,236
                                           ==========
 LIABILITIES
 Deposits:
In domestic offices ...................   $24,849,054
Noninterest-bearing .........10,011,422
Interest-bearing ............14,837,632
In foreign offices, Edge and
     Agreement subsidiaries, and IBFs .    15,319,002
Noninterest-bearing ............707,820
Interest-bearing ............14,611,182
      Federal funds purchased and
     Securities sold under agreements
     to repurchase ....................     1,906,066
 Demand notes issued to the U.S. ......
Treasury ..............................       215,985
 Trading liabilities ..................     1,591,288
 Other borrowed money:
With remaining maturity of one
     year or less .....................     1,991,119
With remaining maturity of more
     than one year through three
     years ............................             0
With remaining maturity of more
     than three years .................        25,574
 Bank's liability on acceptances
executed and outstanding ..............       998,145
 Subordinated notes and debentures ....     1,314,000
 Other liabilities ....................     2,421,281
                                           ----------
 Total liabilities ....................    50,631,514
                                           ----------
 EQUITY CAPITAL
 Common stock .........................     1,135,284
 Surplus ..............................       731,319
 Undivided profits and capital
reserves ..............................     3,328,050
 Net unrealized holding gains (losses)
on available-for-sale securities ......        40,198
 Cumulative foreign currency
translation adjustments ..............    (    36,129)
                                          -----------
 Total equity capital .................     5,198,722
                                          -----------
 Total liabilities and equity capital .   $55,830,236
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 I, Robert E. Keilman, Senior Vice President and Comptroller of
the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                   Robert E. Keilman

 We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

  Thomas A. Renyi
  Alan R. Griffith      Directors
  J. Carter Bacot
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